Exhibit 23.2



                                                                   Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this registration statement.




/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
May 29, 1998